Exhibit (d)(2)(ii)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
for the
BRANDES INTERNATIONAL EQUITY FUND

This Amendment (the “Amendment”) is made and entered into effective March 1, 2011 among M Financial Investment Advisers, Inc., a Colorado corporation (the “Adviser”) and Brandes Investment Partners, L.P. a Delaware limited partnership (the “Sub-Adviser;” and with the Adviser, the “Parties”).

RECITALS

A.                       The Parties entered into an Investment Sub-Advisory Agreement for the M International Equity Fund (fka the Brandes International Equity Fund) dated May 1, 2000 (the “Agreement”), as amended April 16, 2009.

B.                         The Parties desire to amend the Agreement to revise the fee schedule set forth on Schedule A to the Agreement so that it is consistent with the fees charged to the Sub-Adviser’s other mutual fund clients.

AGREEMENT

1.                          Amendment.  Schedule A is amended to read in its entirety to as set forth in Schedule A to this Amendment.

3.                          Other Provisions.  The provisions of the Agreement that are not amended or deleted by this Amendment remain unchanged and in full force and effect.

4.                          Defined Terms.  All capitalized terms used, but not defined in this Amendment, have the definitions given them in the Agreement.

5.                          Signatures.  This Amendment may be signed in counterparts.  A fax of portable document format (pdf) transmission of a signature page will be considered an original signature page.  At the request of a Party, the other Party will confirm a fax- or pdf-transmitted signature page by delivering an original signature page to the requesting Party.

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The Parties have caused this AMENDMENT TO THE SUB-ADVISORY AGREEMENT for the M INTERNATIONAL EQUITY FUND to be executed by their duly authorized officers as of the day and year first written above.

M FINANCIAL ADVISERS, INC.

/s/ JoNell Hermanson
By: JoNell Hermanson, President

BRANDES INVESTMENT PARTNERS, L.P.

By:	/s/ Glenn R. Carlson
Its: Chief Executive Officer

Schedule A

to the

Investment Sub-Advisory Agreement

between

M Financial Investment Advisers, Inc.

and

Brandes Investment Partners, L.P.

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an effective annual rate as follows:

Name of Portfolio	Annual Rate of Compensation

M International Equity Fund	0.50%